UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
          On April 22, 2009, Encore Acquisition Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, the Company’s subsidiaries named therein and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein, in connection with an underwritten public offering of $225 million principal amount of the Company’s 9.50% Senior Subordinated Notes due 2016 (the “Notes”). The offering is being made under the Company’s Registration Statement on Form S-3 (File No. 333-158680).
          The Notes are to be issued pursuant to the provisions of a supplemental indenture to be entered into among the Company, the Company’s subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which will supplement a Subordinated Indenture between the Company and the Trustee (the “Base Indenture”). The closing of this offering is expected to occur on or about April 27, 2009.
          Copies of the Underwriting Agreement and Base Indenture are filed as Exhibits 1.1 and 4.1, respectively, to this report and are incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

The exhibit listed below is being filed pursuant to Item 8.01 of this Form 8-K:
1.1	Underwriting Agreement, dated as of April 22, 2009, among the Company, the Company’s subsidiaries named therein and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

4.1	Indenture dated as of November 16, 2005 between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).

5.1	Opinion of Baker Botts L.L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: April 27, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 22, 2009, among the Company, the Company’s subsidiaries named therein and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

4.1	Indenture dated as of November 16, 2005 between the Company and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 23, 2005).

5.1	Opinion of Baker Botts L.L.P.